Exhibit 31.4

Rule 13a-14(a)/15d-14(a) Certification,

as Adopted Pursuant to

Section 302 of the Sarbanes-Oxley Act of 2002

I, Peter S. Teshima, certify that:

1. I have reviewed this quarterly report on Form 10-Q/A of Magma Design Automation, Inc.; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: May 1, 2009

/S/ PETER S. TESHIMA
Peter S. Teshima
Corporate Vice President, Finance and Chief Financial Officer